SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BANK OF THE OZARKS, INC.
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(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 17, 2007

Dear Stockholder:

     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Bank of the Ozarks, Inc., an Arkansas Corporation (the “Company”), to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 17, 2007 at 1:00 p.m., local time, for the following purposes:

1.	To elect fourteen (14) directors.

2.	To ratify the Audit Committee’s selection and appointment of the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2007.

3.	To approve an amendment to the Company’s Stock Option Plan which would increase the number of shares of the Company’s Common Stock authorized for issuance thereunder by 750,000 shares.

4.	To consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 2, 2007 will be entitled to vote at the 2007 Annual Meeting and any adjournments or postponements thereof.

     The Company’s Proxy Statement and a form of proxy are included with this Notice. The annual report for the year ended December 31, 2006 is also enclosed.

BY ORDER OF THE BOARD OF DIRECTORS

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

Little Rock, Arkansas
March 9, 2007

     YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

P.O. BOX 8811
LITTLE ROCK, ARKANSAS 72231-8811

____________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2007

____________

SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the 2007 Annual Meeting of Stockholders of Bank of the Ozarks, Inc. (the “Company”) to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, Arkansas 72211, on Tuesday, April 17, 2007 at 1:00 p.m., local time, and any adjournments or postponements thereof, is solicited on behalf of the Board of Directors (the “Board”) of the Company. This solicitation is being made primarily by mail, but may also be made in person or by telephone or facsimile by officers, directors and regular employees of the Company. All expenses incurred in the solicitation will be paid by the Company.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the 2007 Annual Meeting. A proxy may be revoked at any time before it is used, upon delivery of written notice to the Secretary of the Company, by execution and delivery of a later proxy, or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

     The Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of the 2007 Annual Meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies named therein to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

     This proxy material is first being mailed to stockholders on or about March 9, 2007.

OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has selected March 2, 2007 as the record date (the “Record Date”) for the 2007 Annual Meeting. Only those stockholders of record as of the close of business on the Record Date are entitled to notice of and to vote at the 2007 Annual Meeting. At the close of business on the Record Date, there were 16,761,840 shares of common stock, $0.01 par value per share, (the “Common Stock”) issued and outstanding. At the meeting each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on the Record Date. Votes will be tabulated by inspectors of election appointed by the Company’s Board. The stock transfer books of the Company will not be closed.

     The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for the Board while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. To grant the proxy authority to vote for all nominees, check the box marked “FOR ALL NOMINEES.” To withhold authority to vote for all nominees, check the box marked “WITHHOLD.” To withhold authority to vote for individual nominee(s), mark the “FOR ALL EXCEPT” box and follow instructions to indicate the name(s) of such nominee(s). By checking the box marked “WITHHOLD,” shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of each nominee to the Board. Stockholders may not cumulate their votes with respect to the election of directors. IF NO VOTING INSTRUCTIONS ARE INDICATED ON THE PROXY CARD, SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

     Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

BOARD PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

     The Company’s Board is comprised of one class of directors, elected annually. Each director serves a term of one year or until his or her successor is duly elected or qualified. The number of directors has been set at 14 for the ensuing year. The Board has the power to fix or change the number of directors up to a maximum Board size of 15 and to fill vacancies on the Board (including vacancies resulting from an increase in Board size) by resolution and without any further action of the stockholders in accordance with the Company’s bylaws. The Company’s Amended and Restated Articles of Incorporation contain a provision that allows the Board, by resolution and without any further action by the stockholders, to classify or stagger the Board into two or three groups, as equal in number as possible, with the terms of office of such directors contained in each group expiring one, two or three years after their election to the Board, as applicable. The existence of such provision could result in the nominees described below being elected for terms greater than one year. The Board has not elected to classify the board positions in the upcoming election.

     The following slate of nominees has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Each nominee presently serves as a member of the Board. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

     Certain information for each nominee is set forth below. Unless otherwise indicated there has been no change in principal occupation or employment during the past five years for these nominees.

     The Board recommends that stockholders vote for the election of each nominee. Proxies solicited by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

Nominees for Election as Directors

     George Gleason, age 53, Chairman and Chief Executive Officer. Mr. Gleason has served the Company or its bank subsidiary as Chairman, Chief Executive Officer and/or President since 1979. He holds a B.A. in Business and Economics from Hendrix College and a J.D. from the University of Arkansas.

     Mark Ross, age 51, Vice Chairman, President and Chief Operating Officer. Mr. Ross has served as President since 1986 and in various capacities for the Company or its bank subsidiary since 1980. He was elected as a director of the Company in 1992 and was elected as Vice Chairman, President and Chief Operating Officer in 2002. Mr. Ross holds a B.A. in Business Administration from Hendrix College.

     Jean Arehart, age 66, Retired Senior Lending Officer and Chairman of the Loan Committee of the Company’s bank subsidiary. Ms. Arehart joined the Company’s bank subsidiary as Senior Vice President in 1996, was named Executive Vice President in 1997, served as President of the Mortgage Division from January 2000 until September 2004 and then served as Senior Lending Officer and Chairman of the Loan Committee until her retirement in

January 2005. She was elected as a director of the Company and its bank subsidiary in 2002. In May 1999 Ms. Arehart resigned employment with the bank subsidiary but returned in January 2000. Prior to 1996 Ms. Arehart served as Senior Vice President and a member of the Executive Committee of Twin City Bank (now U.S. Bank, formerly Firstar Bank of Arkansas, formerly Mercantile Bank of Arkansas), where she worked from 1979 to 1996.

     Ian Arnof, age 67, Director since 2006. Mr. Arnof is retired and previously served as Chairman of the Board of Bank of McCrory, a state chartered bank located in McCrory, Arkansas from 2001 to 2005. From 1983 to 1998 Mr. Arnof served as Chief Executive Officer of First Commerce Corporation, a multi-bank holding company with banks located in Louisiana. Prior to serving as Chief Executive Officer he served as Chief Financial Officer of First Commerce Corporation from 1978 to 1983. Mr. Arnof holds a B.A. from Vanderbilt University and a M.B.A. from Harvard University.

     Steven Arnold, age 46, Director since 2001. Mr. Arnold is an ordained minister and has served as Senior Pastor of St. Mark Baptist Church in Little Rock, Arkansas since 1989. He attended Louisiana Tech University and Arkansas State University before receiving his B.A. from Philander Smith College in Little Rock.

     Richard Cisne, age 56, Director since 2004. Since 1987 Mr. Cisne has been a founding partner of Hudson, Cisne & Co., an Arkansas C.P.A. firm. He holds a B.S.B.A. from the University of Arkansas and is a C.P.A.

     Robert East, age 59, Director since 1997. Mr. East is Chairman and President of Robert East Company, an investment company, Chairman and Chief Executive Officer of East-Harding, Inc., a general contracting firm, and Managing Partner in Advanced Cabling Systems LLC, which is a provider of fiber optic cable installations and security systems. He is also a partner or owner of numerous real estate projects and other investments. Mr. East holds a B.A. in Finance and Administration from the University of Arkansas.

     Linda Gleason, age 52, Director since 1987. From 1992 to 1996 Ms. Gleason served as the Company’s Deputy Chief Executive Officer and Assistant Secretary. She has attended Arkansas State University and the University of Arkansas at Little Rock.

     Henry Mariani, age 68, Director since 1997. Mr. Mariani is Chairman and Chief Executive Officer of N.L.C. Products, Inc., a manufacturing, wholesale and retail mail order operation with catalogs featuring executive gifts and hunting equipment and supplies. He holds a B.S. in Finance from Penn State University and is a C.P.A.

     James Matthews, age 45, Director since 2004. Mr. Matthews is Executive Vice President of General Properties, Inc., a commercial real estate development and management company. He has attended the University of Arkansas.

     John Mills, age 56, Director since 2005. Since 2004 Mr. Mills has served as Chairman of the Board, President and Chief Executive Officer of Affiliated Foods Southwest, Inc., a wholesale grocery operation located in Little Rock, Arkansas. Prior to 2004 Mr. Mills served as President, Chief Administrative Officer and Vice Chairman of the Board of Affiliated Foods and prior to that he served as Executive Vice President of Finance and Administration of that organization. Mr. Mills holds a B.S.B.A. in accounting from the University of Arkansas.

     R. L. Qualls, age 73, Director since 1997. Dr. Qualls is retired President and Chief Executive Officer of Baldor Electric Company, a marketer, designer and manufacturer of electric motors, drives and generators based in Fort Smith, Arkansas. From 1993 to 1998 he served as Chief Executive Officer and President of Baldor and was Vice Chairman from 1998 to 2000. Dr. Qualls holds a B.S. and M.S. in Economics from Mississippi State University and completed his doctoral work at Louisiana State University.

     Kennith Smith, age 75, Director since 1997. Mr. Smith is retired and previously served as owner and operator of Smith Cattle Farm from 1984 until his retirement in 1993. Prior to that he was co-owner of Mulberry Lumber Company. Mr. Smith has also served as a director of the bank subsidiary since 1977.

     Robert Trevino, age 48, Director since 2004. Mr. Trevino serves as Commissioner of Arkansas Rehabilitation Services. From 2000 to 2005 Mr. Trevino served as the Economic Development Policy Advisor to Arkansas Governor Mike Huckabee. From 1998 through 2000, Mr. Trevino served as City Manager Administrative Coordinator for the City of Little Rock, Arkansas. Mr. Trevino holds a B.A. in Political Science from Louisiana State University in Shreveport and a M.P.A. from the University of Arkansas at Little Rock.

     Linda Gleason is the wife of George Gleason. Except for the foregoing no family relationships exist among any of the above named persons. Unless otherwise indicated each of the above named persons serves in the same position with the Company’s bank subsidiary.

     During 2006 the Board met on 12 occasions. Each of the nominees for the Board was elected by stockholders at last year’s annual meeting. In 2006 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he or she served, except Porter Hillard who attended no Personnel and Compensation Committee meetings due to illness during his service through April 2006 and James Matthews who attended three of six Trust Committee meetings.

     Under the Company’s Corporate Governance Principles, each director is expected to attend Board and committee meetings, as applicable, and spend sufficient time to properly discharge his or her responsibilities. It is the Company’s policy that all directors attend the annual meeting of stockholders. All Board members who were nominated for election at the Company’s 2006 meeting of stockholders were in attendance at such meeting.

     The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2008 Annual Meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 18, 2007. A stockholder wishing to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by a stockholder, the committee or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

     Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

  The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.
  An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.
  Commitment of sufficient time and attention to discharge his or her obligations.
  A distinguished record of leadership and success in his or her arena of activity.
  A strong educational background.
  Strong community ties in the Company’s markets that can assist the Company from time to time in its business development efforts.

     The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming Board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated and the Board will then determine the nominees after considering the recommendations of the committee.

     The Board has determined that the following nominees, who comprise a majority of the proposed nominees to the Board, qualify as “independent” under The NASDAQ Stock Market Inc. (“NASDAQ”) listing standards: Ian Arnof, Steven Arnold, Richard Cisne, Henry Mariani, James Matthews, John Mills, R.L. Qualls, Kennith Smith and Robert Trevino.

Governance Initiatives

     The Board has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the Securities and Exchange Commission (“SEC”) interpreting and implementing the Sarbanes-Oxley Act, as well as NASDAQ listing standards. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a revised Nominating and Governance Committee Charter (revised March 21, 2006), (3) adopted a revised set of Corporate Governance Principles (revised March 21, 2006), (4) adopted a revised Code of Ethics (revised January 16, 2007), (5) adopted a revised Audit Committee Charter (revised March 21, 2006), (6) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (7) adopted a revised Personnel and Compensation Committee Charter outlining the duties of the Personnel and Compensation Committee (revised March 21, 2006). Copies of the currently effective Audit Committee Charter, Personnel and Compensation Committee Charter, Nominating and Governance Committee Charter, Code of Ethics and Corporate Governance Principles are available on the Company’s website at www.bankozarks.com.

     The Company, the Board and each of the Board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

     The following is a brief description of the functions of the Company’s principal committees. A complete description of the duties and responsibilities of each committee can be found in its written charter, set forth on our website.

     Nominating and Governance Committee. The Nominating and Governance Committee met three times in 2006. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of stockholders, (2) review and recommend to the Board the Corporate Governance Principles applicable to the Company, (3) review the Company’s management succession plans and make recommendations to the Board regarding such succession plans, (4) lead the Board in its annual review of the Board’s performance and (5) review and approve certain transactions between the Company and its officers, directors or affiliates. During 2006 the Committee was comprised of the following three directors: R.L. Qualls as Chairman, Kennith Smith and Henry Mariani. The Board has determined that each of these individuals qualified in 2006 as an “independent” director under NASDAQ listing standards and that those individuals continuing to serve qualify as “independent.” Assuming their re-election to the Board, Messrs. Qualls, Smith and Mariani are expected to continue to serve on this committee in 2007.

     Audit Committee. The Audit Committee met four times in 2006. The Audit Committee’s primary function, which is further described in the Audit Committee Charter, is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s auditing, accounting and financial reporting processes. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee also receives and reviews periodic reports and presentations of the loan review and compliance officers and the internal auditors, provides general oversight and direction for their work, and coordinates corrective action as appropriate. Henry Mariani, as Chairman, Richard Cisne and R. L. Qualls served on the Audit Committee for 2006. Mr. Arnof was elected to the Board in April 2006 and joined the Audit Committee at that time. Assuming their re-election to the Board, it is expected that Messrs. Mariani, Arnof, Cisne and Qualls will serve on the Audit Committee in 2007. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and NASDAQ listing standards related to audit committees and meet all other applicable standards for service on such committee. In addition, the Board has determined that Henry Mariani, the current Chairman of the Audit Committee, and Richard Cisne each qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. (See the Report of the Audit Committee on page 25 of this Proxy Statement.)

     Personnel and Compensation Committee. The Personnel and Compensation Committee (the “Compensation Committee”) met five times in 2006. The Compensation Committee reviews, evaluates and approves compensation plans, policies and programs of the Company, reviews and approves compensation for the Company’s directors, considers, approves and reviews all salaries and bonuses for officers and employees, reviews additions and terminations of personnel, oversees administration of the employee benefit plans and programs, including the Company’s stock option plans, and oversees staff training and educational programs. Beginning in 2007, the Compensation Committee also discusses with management the Company’s Compensation Discussion and Analysis, found elsewhere in this Proxy Statement. Robert Trevino, as Chairman, Steven Arnold, Porter Hillard, John Mills and Kennith Smith initially served as the Compensation Committee for 2006. Mr. Hillard did not stand for re-election to the Board in April 2006. Assuming their re-election to the Board, Messrs. Trevino, Arnold, Mills and Smith are expected to continue to serve on the Compensation Committee in 2007. The Board has determined that each of these individuals qualifies as an “independent” director under NASDAQ listing standards.

     Trust Committee. The Trust Committee met six times in 2006. The operation of the Trust Division and the administration of its trust accounts are overseen by the Trust Committee. In 2006, Mark Ross as Chairman, George Gleason, Linda Gleason, Robert East, James Matthews, Paul Moore, R. L. Qualls, Dan Rolett and Robert Trevino served on the Trust Committee. Assuming re-election of the directors serving on this committee, these same members are expected to continue to serve on the Trust Committee in 2007.

     Loan Committee. The Loan Committee met 51 times in 2006. As 2006 began the Loan Committee was comprised of Scott Hastings, President of the Leasing Division and Darrel Russell, President of the Central Division plus any five or more members of the Board. In June 2006 the Board added Jack McCray, Executive Vice President of Real Estate Acquisition and Development, to the Loan Committee. For 2007 the Loan Committee will be comprised of these three Company officers and any five or more Board members. This committee has responsibility for reviewing and approving all loans and aggregate loan relationships in excess of $3 million, up to the lending limit of the bank subsidiary, and for administering other aspects of the lending function.

     ALCO and Investments Committee. The ALCO and Investments Committee met five times in 2006. Management of the asset/liability (interest rate risk) position, liquidity and investment portfolio is overseen by the ALCO and Investments Committee. Paul Moore, as Chairman, George Gleason, Mark Ross, Susan Blair, Danny Criner, Scott Hastings, Greg McKinney and Dan Rolett served on the ALCO and Investments Committee in 2006. In August 2006 Tyler Vance was added to the ALCO and Investments Committee. All these individuals are expected to continue to serve on the ALCO and Investments Committee in 2007.

Process for Communicating with Board Members

     The Board has established a process for stockholders to communicate with R.L. Qualls, the presiding independent director over the Company’s regular meetings of independent directors. All communications should be to Bank of the Ozarks, Inc., Attn: R.L. Qualls, Presiding Independent Director, P.O. Box 8811, Little Rock, AR 72231-8811. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy solicitation are subject to additional requirements that are discussed separately in this proxy solicitation. See “Election of Directors – Nominees for Election as Director” and “Stockholder Proposals.”

BOARD PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors selected and appointed the accounting firm of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2007, and seeks ratification of the appointment by the Company’s shareholders. This will be the second year Crowe Chizek and Company LLC has served as the Company’s independent auditors.

     If the appointment of Crowe Chizek and Company LLC as independent auditors for the year ending December 31, 2007 is not ratified, the matter will be referred to the Audit Committee for further review.

     On November 15, 2005, Ernst & Young LLP formally notified the Company that it would decline to stand for re-appointment as the Company’s independent registered public accounting firm for future accounting periods after completion of its December 31, 2005 audits. On November 17, 2005, the Audit Committee of the Board of Directors of the Company completed its proposal process and engaged Crowe Chizek and Company LLC as the Company’s registered independent public accounting firm for the calendar year ending December 31, 2006.

     The audit reports of Ernst & Young LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004, and management’s assessment of internal control over financial reporting as of December 31, 2005 and 2004, and the effectiveness of internal control over financial reporting as of December 31, 2005 and 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two calendar years ended December 31, 2005 and 2004, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports. During the period described in the preceding sentence, there were no “reportable events” as defined in Item 304(a)(1) or (v) of Regulation S-K (“Regulation S-K”) of the Securities and Exchange Commission’s rules and regulations.

     During the two calendar years ended December 31, 2004 and 2003, and between the period from December 31, 2004 through the engagement of Crowe Chizek and Company LLC on November 17, 2005 as the Company’s registered independent public accounting firm for the calendar year ending December 31, 2006, neither the Company nor anyone on its behalf consulted Crowe Chizek and Company LLC with respect to any accounting or auditing issues involving the Company, including without limitation, the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a disagreement with Ernst & Young LLP within the meaning of Section 304 of Regulation S-K or a “reportable event” as defined in Item 304(a)(1) or (v) of Regulation S-K.

     The Board recommends a vote FOR the Ratification of Independent Auditors. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required for the ratification of independent auditors.

BOARD PROPOSAL NO. 3: APPROVAL OF AMENDMENT TO THE STOCK OPTION
PLAN TO INCREASE AUTHORIZED SHARES

     As of December 31, 2006, approximately 14,650 shares of common stock were available for issuance under the Stock Option Plan. On February 20, 2007, the Personnel and Compensation Committee, recognizing that there were a limited number of reserved shares remaining to provide further grants of stock options, recommended to the Board, subject to approval by the Company’s stockholders at the 2007 Annual Meeting, an amendment to the Stock Option Plan which would increase the number of shares of Common Stock authorized for issuance thereunder by 750,000 shares to an aggregate of 2,290,000 shares (the “Amendment”). The Board adopted and ratified this recommendation. Such amendment is subject to adjustment as provided in the Stock Option Plan for certain changes in the Company’s capital structure, such as reorganizations, share splits, share dividends, mergers, consolidations or otherwise.

     The purpose of the Stock Option Plan is to provide executive officers and key employees who are responsible for the continued growth of the Company the opportunity to acquire a proprietary interest in the Company’s long-term performance. The Company believes this proprietary interest more closely aligns the interest of the Stock Option Plan participants with those of the Company’s stockholders. The Amendment will help the Company continue to motivate, as well as retain and attract, such key personnel.

     The full text of the Stock Option Plan, and the proposed Amendment, are included as Appendices A and B to this Proxy Statement and reference is made to such Appendices for a complete statement of the provisions of the Stock Option Plan.

     The Board recommends a vote FOR the approval of the Amendment to the Stock Option Plan. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice. The affirmative vote of the majority of the votes cast on the matter is required to approve the Amendment.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2006 concerning shares of the Company’s common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, separately reflecting options under plans approved by the Company’s stockholders and options under plans or arrangements not submitted to stockholders for approval.

Weighted-
average
	Number of securities	exercise price of	Number of securities remaining
	to be issued upon exercise	outstanding	available for future issuance
	of outstanding options,	options, warrants	under equity compensation
Plan Category	warrants and rights	and rights	plans
Equity compensation plans approved by security holders*	411,550	$24.57	14,650
Equity compensation plans not approved by security holders	-	-	-
Total	411,550	$24.57	14,650
____________________

* The Company has a Non-employee Director Stock Option Plan which has issued and unexercised options outstanding to purchase 78,000 shares of the Company’s common stock. This plan has no specific limitation on the number of remaining authorized shares available for issue, but permits each person who is not otherwise an employee of the Company, or any subsidiary, to receive options to purchase 1,000 shares of common stock following their election as a director of the Company at each annual meeting of stockholders and up to 1,000 shares upon their election or appointment for the first time as a director of the Company. The Company has an Employee Stock Option Plan which has issued and unexercised options outstanding to purchase 411,550 shares of the Company’s common stock. This plan has 14,650 remaining authorized shares available for issue at December 31, 2006.

PRINCIPAL STOCKHOLDERS

     As of February 5, 2007 the only stockholders known by the Company to own, directly or indirectly, more than five percent of the Company’s common stock, the only class of the Company’s capital stock presently outstanding, are reflected in the following table. The table is based on information supplied by principal stockholders and a review of information on file with the SEC.

		Number of Shares of
		Common Stock
Name and Address		Beneficially	Percentage of
of Beneficial Owner	Title of Class	Owned	Outstanding Shares
George Gleason	Common Stock	3,815,656 (1)	22.75%
P.O. Box 8811
Little Rock, Arkansas 72231-8811

Fidelity Management & Research	Common Stock	1,670,082	9.96%
Corporation (2)
82 Devonshire Street
Boston, Massachusetts 02109-3614

Neuberger Berman, Inc. (3)	Common Stock	1,561,119	9.32%
605 Third Avenue
New York, NY 10158

Wasatch Advisors, Inc. (4)	Common Stock	1,444,587	8.62%
150 Social Hall Avenue, Suite 400
Salt Lake City, UT 84111

Lazard Asset Management LLC (5)	Common Stock	1,064,220	6.35%
30 Rockefeller Plaza
New York, NY 10112
____________________

(1)	For information regarding the direct or indirect nature of beneficial ownership, see the footnotes to the table regarding Security Ownership of Management.

(2)	Based on information obtained from a Schedule 13G filed with the SEC on or about February 14, 2007 by FMR Corporation, the parent holding company of Fidelity Management & Research Corporation. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR Corporation’s Schedule 13G.

(3)	Based on information obtained from a Schedule 13G filed with the SEC on February 13, 2007 jointly by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman LLC. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Neuberger Berman, Inc.’s Schedule 13G.

(4)	Based on information obtained from a Schedule 13G filed with the SEC on February 14, 2007 by Wasatch Advisors, Inc. The forgoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wasatch Advisors, Inc.’s Schedule 13G.

(5)	Based on information obtained from a Schedule 13G filed with the SEC on January 31, 2007 by Lazard Asset Management LLC. The forgoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Lazard Asset Management LLC’s Schedule 13G.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of February 5, 2007 with respect to beneficial ownership of the Company’s common stock by each director, each director nominee, each executive officer of the Company named in the table captioned “Executive Compensation and Other Information,” and all such directors, director nominees and executive officers of the Company as a group.

Name	Shares Owned(1)		Percentage of Class
George and Linda Gleason	3,815,656	(2)	22.7%
Mark Ross	366,531	(3)	2.2
Jean Arehart	14,618		*
Ian Arnof	21,690		*
Steven Arnold	7,000		*
Richard Cisne	9,150		*
Robert East	61,100		*
Gene Holman	281		*
Henry Mariani	45,000		*
James Matthews	3,120		*
John Mills	5,900	(4)	*
Paul Moore	40,453		*
R. L. Qualls	13,400		*
Darrel Russell	32,103	(5)	*
Kennith Smith	54,010	(6)	*
Robert Trevino	3,000		*
All Directors, Director Nominees and Executive Officers as a group (21 persons)	4,666,097		27.6
____________________

*	Less than one percent.

(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly the shares in the foregoing table include shares owned directly, shares held in such person’s accounts under the 401(k) Plan as of February 5, 2007, shares underlying presently exercisable options granted pursuant to Company’s stock option plans, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or other similar capacity, unless otherwise described below. Shares subject to presently exercisable options (or options exercisable on or within 60 days after December 31, 2006) are held by the directors and executive officers as a group in the amount of 131,800, and held by the named individuals in the amounts as follows: George Gleason (6,400); Linda Gleason (13,000); Mark Ross (12,400); Jean Arehart (2,000); Ian Arnof (1,000); Steven Arnold (7,000); Richard Cisne (3,000); Robert East (29,000); Henry Mariani (5,000); James Matthews (3,000); John Mills (2,000); Paul Moore (3,400); R. L. Qualls (5,000); Darrel Russell (2,400); Kennith Smith (5,000); Robert Trevino (3,000); and other executive officers (29,200).

(2)	The amount includes (a) 2,636,800 shares, including shares subject to exercisable options, owned directly by Mr. Gleason, (b) 642,800 shares owned of record by a trust of which Mr. Gleason is sole trustee and has a 25% life income interest, (c) 417,897 shares held in Mr. Gleason’s account under the 401(k) Plan, (d) 19,520 shares owned of record by a charitable trust for which Mr. and Mrs. Gleason are co-trustees, (e) 52,408 shares, including shares subject to exercisable options, owned directly by Mrs. Gleason, (f) 1,200 shares owned by Mr. Gleason as custodian for one of his children and (g) 45,031 shares representing shares held in a trust of which Mr. Gleason, his spouse and their descendants are beneficiaries.

(3)	Includes (a) 79,500 shares, including shares subject to exercisable options, owned directly by Mr. Ross, (b) 74,581 shares held in Mr. Ross’ account under the 401(k) Plan, (c) 145,200 shares owned of record by a trust for the benefit of Mr. Ross and his children and for which Mr. Ross maintains a life interest only and (d) 67,250 shares owned by Mr. Ross’ spouse.

(4)	Mr. Mills is Chairman of the Board, President and Chief Executive of Affiliated Foods Southwest, Inc. whose subsidiary, Shur-Value Stamps, Inc., owns of record 43,275 shares. Mr. Mills disclaims beneficial ownership of the shares owned of record by Shur-Value Stamps, Inc.

(5)	Includes 1,982 shares held by spouse of Mr. Russell.

(6)	Includes 1,048 shares held by spouse of Mr. Smith.

COMPENSATION DISCUSSION AND ANALYSIS

General

     The Personnel and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) has responsibility for reviewing, evaluating and approving the compensation plans, policies and programs of the Company. The Compensation Committee is responsible for reviewing and approving compensation for the Company’s directors, officers and other personnel, including awards under incentive compensation, bonus and equity-based plans. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation based on this evaluation. The Compensation Committee’s review and approval of compensation includes the total compensation, if any, potentially payable to the CEO and other senior executives under all reasonable scenarios, including death or disability, retirement, voluntary termination, involuntary termination and changes of control.

     Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 19, are referred to as the “named executive officers.”

Objectives of Compensation Program

     The Company’s goals and objectives with respect to its compensation program are to make decisions consistent with the long-term growth and performance objectives of the Company. In 2006 the Company’s compensation program for the named executive officers and other executives was based upon the following principles and policies:

•    The Company is committed to providing a competitive pay program that is fair, non-discriminatory and forward-looking, and helps attract and retain quality executives while motivating such persons to perform their jobs in the most effective manner. In order to achieve this purpose, the Company’s compensation policies must, among other things, (1) be internally equitable and externally competitive, (2) reward individuals based upon productivity and performance, (3) contain an appropriate mix of cash and long-term or equity-based compensation, (4) be administratively efficient and within budgetary parameters and (5) be flexible in response to changing conditions.

•    Incentive compensation is paid to certain personnel based on the achievement of specific performance criteria or based on a mathematical formula.

•    General cash bonus awards for officers and other personnel are initially conditioned upon attaining a company-wide earnings threshold. Assuming the Company achieves this threshold, awards are based upon a combination of division and profit center performance and individual performance and responsibility. The foregoing performance criteria are subjectively evaluated and applied and are not based upon a mathematical formula.

•    On a limited basis, certain personnel receive targeted bonuses in recognition of extraordinary performance or achievement.

     The Company maintains an on-going program of evaluation of officers and other personnel in which supervisors set objectives and goals for personnel reporting to them, evaluate the performance of such personnel and recommend compensation for such personnel. Senior management, including the Chief Executive Officer, reviews the performance of the Company’s other officers and personnel and makes final recommendations on their compensation levels to the Compensation Committee.

Role of Executive Officers in Compensation Decisions

     Decisions regarding the non-equity compensation of the Chief Executive Officer are made by the Compensation Committee and ratified by the Board.

     Mr. Gleason, the Chairman and Chief Executive Officer (“CEO”), Mr. Ross, the Vice Chairman, President and Chief Operating Officer (“COO”) and the Executive Vice President of Human Resources annually meet with appropriate senior managers and officers to review the performance of each employee of the Company. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, if any, are presented to the Compensation Committee. Recommendations related to the COO’s compensation are made by the CEO and presented to the Compensation Committee for approval. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Executive Compensation Components for 2006

     The Compensation Committee regularly reviews the Company’s compensation program to ensure that the components of the program will allow the Company to achieve the objectives described above. In 2006 the Company’s compensation program consisted of the following:

     Base Salary. Base salary levels for the named executive officers and other executive officers were subjectively determined based upon the following factors: (1) individual performance contributions in accordance with the compensation philosophy of the Company, (2) senior management’s perception and understanding of the appropriate salary levels that are necessary to remain competitive within the markets in which the Company operates and (3) the Company’s budgetary parameters established for the full year. During 2006 base salaries paid to all executive officers employed for the full years of 2005 and 2006 as a group (including the Chief Executive Officer) increased by 12.7%.

     Incentive Compensation. Incentive Compensation was paid in 2007 to certain personnel based on their achievement of specific performance criteria or based on a mathematical formula.

     General Cash Bonuses. The Company’s 2006 general cash bonus program conditioned the payment of bonuses on the Company achieving a certain level of earnings. This level of earnings was not reached and general cash bonuses were not paid.

     Targeted Bonuses. Targeted bonuses were paid in January 2007 to a very limited number of officers in recognition of extraordinary performance or achievement. The amount of such bonuses was subjectively determined.

     Stock Options. The Compensation Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize stockholder returns since the value of an option bears a direct correlation to appreciation in the Company’s stock price. Grants under the Company’s Employee Stock Option Plan have the effect of more closely aligning the interests of management with the interests of stockholders, while at the same time providing a valuable tool for attracting, rewarding and retaining key employees. The Company has not repriced or otherwise modified options previously issued except to make adjustments as provided in the Plan for stock splits.

     The CEO and COO prepare a recommendation for the number of options to be issued. This recommendation includes options to be issued to the named executive officers, other officers and personnel. The Compensation Committee determines to grant stock options based upon this recommendation and the subjective analysis of a number of factors, including the overall mix of equity-based compensation to cash compensation, the number and frequency of prior option grants and the potential for an individual’s contribution and performance to positively impact the Company’s performance. Based upon the foregoing factors, the Compensation Committee in October 2006 granted options to purchase a total of 99,800 shares of the Company’s common stock (of which 35,900 shares were granted to executive officers) at an exercise price per share of $32.055. All options were issued at an exercise price equal to the average of the highest reported asked price and the lowest reported bid price on the NASDAQ Global Select Market on the day of issuance. The Compensation Committee will consider making the award of stock options to existing officers and personnel or to prospective officers and personnel in the future as circumstances warrant.

     401(k) Plan. The Company maintains a qualified retirement 401(k) Plan with a salary deferral feature designed to qualify under Section 401 of the Internal Revenue Code of 1986. During 2006 and prior years, the 401(k) Plan permitted most employees of the Company to defer a portion of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company matched contributions in 2006 up to one-half of the first 6% of compensation deferred by the participant under the 401(k) Plan, subject to certain limitations, with a maximum annual contribution of $7,500 per participant. These matching contributions are made in cash and may be adjusted from time to time by the Company. The 401(k) Plan was amended in 1999 to include Company common stock as one of its investment alternatives. In 2006 total matching contributions on behalf of executive officers were $4,431, which represented an average of 3.00% of one participating executive officer’s 2006 W-2 compensation excluding any amounts realized on exercise of options. Effective January 1, 2005 certain key employees of the Company were excluded from further salary deferrals in the 401(k) Plan but became eligible to make salary deferrals through participation in the Company’s deferred compensation plan described below.

     Deferred Compensation Plan. During 2004 the Compensation Committee recommended for Board adoption and approval a deferred compensation plan for certain key employees who were excluded from further salary deferrals to the 401(k) Plan as of January 1, 2005. In December 2004 the Board adopted an unfunded deferred compensation arrangement (the “Plan”) that became effective January 1, 2005. Under the Plan, eligible participants, defined to include certain key employees of the Company designated by the Board, may elect prior to January 1 of each year to defer payment of a portion of their compensation on a pretax basis, including possible bonus for a particular Plan year, but excluding any amounts realized on exercise of options. The deferred compensation will be distributable in lump sum or specified installments upon separation from service with the Company or upon specified events constituting an “unforeseeable emergency” as defined in the Plan. The Company makes a contribution to each participant’s account, limited by the Board to one-half of the first 6% of compensation deferred by the participant under the Plan, subject to certain limitations. Amounts deferred under the Plan are to be set aside and invested in certain approved investments (excluding securities of the Company or its affiliates) designated by the Plan’s administrative committee, although the Board in its discretion may grant each participant the right to designate how the funds in the participant’s account shall be invested. In 2006 total matching contributions on behalf of executive officers were $48,814, which represented an average of 2.21% of the eligible executive officers’ 2006 W-2 compensation excluding any amounts realized on exercise of options.

     Other Benefits. The named executive officers, other executive officers and other personnel receive life, health, dental and long-term disability insurance coverage in amounts the Company believes to be competitive with comparable financial institutions. A limited number of executive officers and other officers receive Country Club memberships, automobile allowances or other benefits.

Chairman and Chief Executive Officer Compensation

     The 2006 cash compensation payable to George Gleason, the Company’s Chairman and Chief Executive Officer, was determined pursuant to a written employment agreement which became effective January 1, 2006. The employment agreement provided for an annual base salary of $575,000 for 2006 and a bonus to be subjectively determined by majority vote of the Compensation Committee. The 2006 employment agreement called for Mr. Gleason’s base salary to be evaluated and increased, if appropriate, each year thereafter for the term of the agreement by majority vote of the Compensation Committee, with any interested director abstaining. The agreement specified that consideration will be given to increases in Mr. Gleason’s base salary based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

     The amount of any bonus determined under the 2006 employment agreement to be awardable to Mr. Gleason was to be based on, among other things, individual merit and performance, taking into account Mr. Gleason’s contribution to the overall success of the Company and various measures of corporate performance, including long-term growth in deposits, loans and assets, return on average assets, return on average stockholders’ equity, net interest margin, overhead ratio, efficiency ratio, net charge-offs ratio, other measures of growth, earnings, asset quality and risk and other factors deemed appropriate by the Compensation Committee. Since general cash bonuses were not paid under the Company’s 2006 general cash bonus program, Mr. Gleason did not receive a cash bonus for 2006.

     In December 2006 the Compensation Committee reviewed and evaluated Mr. Gleason’s employment agreement and approved a new three-year employment agreement effective January 1, 2007. Under the new agreement Mr. Gleason’s initial annual base salary is $575,000 and will be increased 3% to $592,250 on March 25, 2007. In future years Mr. Gleason’s base salary will be evaluated and increased, if appropriate, by a majority vote of the Compensation Committee, based on, among other things, individual merit and performance, assigned duties and scope of responsibility and relative compensation of comparable positions within the industry.

     In addition to cash compensation, Mr. Gleason received during 2006 (1) contributions under the Company’s Deferred Compensation Plan which were determined on a basis consistent with all other participating employees and (2) option grants to purchase 15,000 shares of the Company’s common stock at the market price of $32.055 on October 17, 2006. The Compensation Committee made the grants pursuant to the Company’s Employee Stock Option

Plan and based the grants on an evaluation of the various factors considered for all employees as outlined above.

     Also listed in the Summary Compensation for Mr. Gleason is the salary for an executive assistant. While a significant amount of the duties performed by this assistant are directly related to Company activities, a part of the duties performed are for Mr. Gleason and his wife. Duties include functions and activities at Mr. and Mrs. Gleason’s home, which sometimes result in a direct or indirect personal benefit. The Company feels the salary for this assistant has some element of personal benefit. Since the allocation of this salary between Company and personal benefits is impracticable the total salary is listed as a perquisite for Mr. Gleason.

     The Compensation Committee has reviewed Mr. Gleason’s entire compensation package in the context of Mr. Gleason’s historical compensation levels, his contribution to the Company including individual merit and performance, his significant responsibilities, including assigned duties, and relative compensation of comparable positions within the industry. Based upon this review the Compensation Committee believes the level of Mr. Gleason’s compensation for 2007 is appropriate.

Employment Agreement with Mr. Gleason

     The Chairman and Chief Executive Officer’s salary and bonus for 2006 were determined pursuant to a written employment agreement discussed above. Mr. Gleason and the Company have entered into a new written three-year employment agreement, effective on January 1, 2007, which provides for an aggregate minimum base salary of Five Hundred Seventy-Five Thousand Dollars ($575,000) per annum from January 1, 2007 through March 24, 2007 and Five Hundred Ninety-Two Thousand Two Hundred Fifty Dollars ($592,250) per annum thereafter and a bonus to be subjectively determined by the Personnel and Compensation Committee. Mr. Gleason’s base salary will be evaluated and increased, if appropriate, each year thereafter for the term of the employment agreement by the Compensation Committee. Mr. Gleason’s base salary and bonus are in addition to other compensation that he may receive in the form of automobile allowance, matching contributions to the Nonqualified Deferred Compensation Plan and an executive assistant, all as disclosed in footnote (3) to the Summary Compensation Table on page 19. Mr. Gleason also participates in the Company employee benefit plans and is reimbursed for business expenses.

Section 162(m)

     In 1993 Congress enacted Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation paid to certain covered executive officers (including the Chief Executive Officer) to $1 million, subject to certain exceptions. Section 162(m) is not expected to have an impact or result in the loss of a deduction with respect to compensation paid to any of the Company’s executives during the last year or in the foreseeable future. In this regard it should be noted that all option grants effected under the Company’s Stock Option Plan will continue to qualify for an exemption under Section 162(m).

Post-Employment Compensation

     The Company’s employment contract with Mr. Gleason provides for no termination or post-employment compensation to be paid. The Company and the other named executive officers have no contract or agreement with respect to termination or post-employment compensation.

Summary Compensation Table

     The following table sets forth the total compensation awarded, earned by or paid during the year ended December 31, 2006 to our CEO, CFO and the three most highly compensated executive officers of the Company other than the CEO and CFO whose total compensation for 2006 exceeds $100,000 excluding any amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column. Salary and bonus represent 80.7% of total compensation of the named executive officers.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
			(1)		(2)		(3)
George Gleason
Chairman and Chief
Executive Officer	2006	$570,577	-	-	$145,558	-	-	$57,929	(4)	$774,064

Paul Moore
Chief Financial
Officer and Chief
Accounting Officer	2006	174,450	-	-	24,921	-	-	5,233	(5)	204,604

Mark Ross
Vice Chairman,
President and Chief
Operating Officer	2006	239,423	-	-	32,512	-	-	21,163	(6)	293,098

Darrel Russell
President
Central Division	2006	170,585	-	-	11,862	-	-	10,445	(7)	192,892

Gene Holman
President
Mortgage Division	2006	145,316	46,758	-	8,432	-	-	3,105	(8)	203,611

(1)	Includes cash incentive compensation.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(3)	The Company’s nonqualified deferred compensation plan provides no above market or preferential earnings on deferred compensation.

(4)	Includes an automobile allowance of $8,400, matching contributions of $7,500 to the Company’s nonqualified deferred compensation plan and the salary of an executive assistant in the amount of $42,029 paid by the Company. The executive assistant works out of Mr. and Mrs. Gleason’s home and assists with certain personal and Company matters. This arrangement was approved by the board of directors on November 15, 2005. The executive assistant coordinates business development and public relations functions on behalf of the Company, including many held in the Gleason home, and serves as the primary coordinator for the Bank of the Ozarks Run for Their Lives Gala, which is the Company’s principal charitable and civic endeavor. The executive assistant also handles certain personal functions for Mr. and Mrs. Gleason.

(5)	Includes matching contributions of $5,233 to the Company’s deferred nonqualified compensation plan.

(6)	Includes an automobile allowance of $8,400, matching contributions of $7,435 to the Company’s deferred nonqualified compensation plan and a country club membership for $5,328.

(7)	Includes matching contributions of $5,117 to the Company’s deferred nonqualified compensation plan and a country club membership for $5,328.

(8)	Includes matching contributions of $3,105 to the Company’s deferred nonqualified compensation plan.

Option Grants in Last Fiscal Year

     All grants of options to employees are made under the Bank of the Ozarks, Inc. Stock Option Plan. The following table sets forth information concerning options granted in the last fiscal year and their potential realizable value with respect to the named executive officers:

			Estimated Future Payouts Under
			Non-Equity Incentive Plan			Estimated Future Payouts Under
			Awards			Equity Incentive Plan Awards			All
									Other
									Stock	All Other	Exercise		Grant
									Awards:	Option	or		Date
									Number	Awards:	Base		Fair
									of	Number of	Price of		Value
									Shares	Securities	Option		of
									of Stock	Underlying	Awards		Option
	Grant	Approval	Threshold	Target		Threshold	Target	Maximum	or Units	Options	($ /SH)	Closing	Award
Name	Date	Date	($)	($)	Maximum	(#)	(#)	(#)	#	(#)	(1)	Price	(2)

George
Gleason	10/17/06	10/17/06	-	-	-	-	-	-	15,000	-	$32.055	$32.14	$8.98

Paul
Moore	10/17/06	10/17/06	-	-	-	-	-	-	2,300	-	32.055	32.14	8.98

Mark				-
Ross	10/17/06	10/17/06	-		-	-	-	-	5,000	-	32.055	32.14	8.98

Darrel						-
Russell	10/17/06	10/17/06	-	-	-		-	-	1,800	-	32.055	32.14	8.98

Gene
Holman	10/17//06	10/17/06	-	-	-	-	-	-	1,300	-	32.055	32.14	8.98

(1)	The exercise price of option awards are determined pursuant to the Company’s Stock Option Plan as last approved by Stockholders on April 17, 2001. The Stock Option Plan defines fair market value per share to be determined on the basis of the average of the highest asked price and the lowest reported bid price on October 17, 2006, the day of option issuance. This resulted in a price slightly lower than the closing price on October 17, 2006.

(2)	Amounts calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of Bank of the Ozarks, Inc.’s common stock at such date in the future when the option is exercised.

     The following table sets forth information as of December 31, 2006 on all unexercised options previously awarded to the named executive officers:

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
				Equity					Number	Payout
				Incentive			Number		of	Value of
				Plan			of	Market	Unearned	Unearned
				Awards:			Shares	Value of	Shares or	Shares,
	Number of	Number of		Number of			or Units	Shares	Units or	Units or
	Securities	Securities		Securities			of Stock	or Units	Other	Other
	Underlying	Underlying		Underlying			That	of Stock	Rights	Rights
	Unexercised	Unexercised		Unexercised	Option	Option	Have	That	That	That
	Options	Options		Unearned	Exercise	Expiration	Not	have not	Have Not	Have Not
Name	(#)	(#)		Options	Price	Date	Vested	Vested	Vested	Vested
	Exercisable	Unexercisable		(#)	($)		(#)	($)	(#)	($)

George	3,000			-	$12.785	9/10/09	-	-	-	-
Gleason	3,400			-	22.065	9/16/10	-	-	-	-
	-	3,000	(1)	-	28.63	9/28/11	-	-	-	-
	-	15,000	(2)	-	33.60	1/25/12	-	-	-	-
	-	20,000	(3)	-	35.42	11/7/12	-	-	-	-
	-	15,000	(4)	-	32.055	10/17/13	-	-	-	-

Paul	3,400			-	22.065	9/16/10	-	-	-	-
Moore	-	2,000	(1)	-	28.63	9/28/11	-	-	-	-
	-	2,300	(2)	-	33.60	1/25/12	-	-	-	-
	-	2,300	(3)	-	35.42	11/7/12	-	-	-	-
	-	2,300	(4)	-	32.055	10/17/13	-	-	-	-

Mark	6,000			-	5.1425	9/17/08	-	-	-	-
Ross	3,000			-	12.785	9/10/09	-	-	-	-
	3,400			-	22.065	9/16/10	-	-	-	-
	-	2,500	(1)	-	28.63	9/28/11	-	-	-	-
	-	2,300	(2)	-	33.60	1/25/12	-	-	-	-
	-	3,500	(3)	-	35.42	11/7/12	-	-	-	-
	-	5,000	(4)	-	32.055	10/17/13	-	-	-	-

Darrel	2,400			-	22.065	9/16/10	-	-	-	-
Russell	-	1,400	(1)	-	28.63	9/28/11	-	-	-	-
	-	1,700	(3)	-	35.42	11/7/12	-	-	-	-
	-	1,800	(4)	-	32.055	10/17/13	-	-	-	-

Gene	-	1,000	(1)	-	28.63	9/28/11	-	-	-	-
Holman	-	1,200	(3)	-	35.42	11/7/12	-	-	-	-
	-	1,300	(4)	-	32.055	10/17/13	-	-	-	-

(1)	The option was granted on September 28, 2004. Assuming continued employment with the Company, the option will be exercisable on September 28, 2007.

(2)	The option was granted on January 25, 2005. Assuming continued employment with the Company, the option will be exercisable on January 25, 2008.

(3)	The option was granted on November 7, 2005. Assuming continued employment with the Company, the option will be exercisable on November 7, 2008.

(4)	The option was granted on October 17, 2006. Assuming continued employment with the Company, the option will be exercisable on October 17, 2009.

Aggregated Option Exercises and Stock Vested in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning exercise of options during the last fiscal year and stock awards vested held as of the end of the fiscal year with respect to the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
George Gleason	-	-	-	-
Paul Moore	3,000	$72,192	-	-
Mark Ross	-	-	-	-
Darrel Russell	2,400	54,516	-	-
Gene Holman	-	-	-	-

Nonqualified Deferred Compensation in Last Fiscal Year

     The following table sets forth nonqualified deferred compensation information with respect to the named executive officers

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	In Last Fiscal	Earnings in Last	Withdrawals/	Balance at Last
Name	in Last Fiscal Year	Year (1)	Fiscal Year	Distributions	Fiscal Year-End
George Gleason	$34,738	$7,500	$5,931	-	$85,943
Paul Moore	43,612	5,233	7,946	-	86,742
Mark Ross	37,173	7,435	6,501	-	87,301
Darrel Russell	10,235	5,117	1,210	-	34,454
Gene Holman	6,211	3,106	817	-	10,134

(1)	Amount of contribution is included as other compensation in the Summary Compensation Table.

Certain key employees who were no longer eligible to participate in the 401(k) Plan are allowed to participate in an unfunded deferred compensation plan. See page 16 for a description of this plan.

Compensation Committee Report

     We have reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

Compensation Committee

Robert Trevino, Chairman
Steven Arnold
John Mills
Kennith Smith

Director Compensation

     In 2006 non-employee directors were paid a quarterly retainer fee of $1,500, a fee of $667 per regular monthly Board meeting attended, and $250 for attendance at each regular or special committee meeting and special Board meeting. In 2007 non-employee directors are expected to be paid a quarterly retainer fee of $1,500, a fee of $750 per regular Board meeting attended and $250 for attendance at each regular or special committee meeting and special Board meeting. The Company’s officers are not compensated for their service as directors or committee members.

     Additionally the Company has a Non-Employee Director Stock Option Plan. Under this Plan each non-employee director receives an initial grant of an option to purchase up to 1,000 shares of common stock upon his or her initial election as a director, and an option to purchase 1,000 shares of common stock following his or her re-election as a director at each annual meeting of shareholders. Effective April 19, 2006 the Company granted options to each of its non-employee directors to purchase 1,000 shares of common stock at an exercise price of $34.24 per share. All options granted to non-employee directors became exercisable upon grant and expire 10 years after issue.

     The following table sets forth compensation information for 2006 with respect to non-employee directors:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Options	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards(1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Jean Arehart	$21,837	-	$10,010	-	-	-	$31,847
Ian Arnof	10,836	-	10,010	-	-	-	20,846
Steven Arnold	18,754	-	10,010	-	-	-	28,764
Richard Cisne	16,254	-	10,010	-	-	-	26,264
Bob East	16,254	-	10,010	-	-	-	26,264
Linda Gleason (2)	15,504	-	10,010	-	-	-	25,514
Porter Hillard	3,501	-	-	-	-	-	3,501
Henry Mariani	15,337	-	10,010	-	-	-	25,347
James Matthews	24,837	-	10,010	-	-	-	35,847
John Mills	16,504	-	10,010	-	-	-	26,514
R. L. Qualls	26,254	-	10,010	-	-	-	36,264
Kennith Smith	27,254	-	10,010	-	-	-	37,264
Robert Trevino	19,087	-	10,010	-	-	-	29,097

(1)	Amounts calculated utilizing the provisions of SFAS No. 123R, “Share-Based Payments.” See Note 11 of the consolidated financial statements in the Company’s Annual Report for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards. At December 31, 2006 each nonemployee director has the following number of options outstanding: Jean Arehart - 2,000; Ian Arnof - 1,000; Steven Arnold - 7,000; Richard Cisne - 3,000; Robert East - 29,000; Linda Gleason - 13,000; Henry Mariani - 5,000; James Matthews - 3,000; John Mills - 2,000; R. L. Qualls - 5,000; Kennith Smith - 5,000 and Robert Trevino - 3,000.

(2)	No compensation is allocated to Mrs. Gleason in this table for the benefit of an executive assistant who performs certain duties for Mr. and Mrs. Gleason. See footnote (3) to the Summary Compensation Table on page 19 which reflects the salary of such executive assistant as other compensation for Mr. Gleason.

Compensation Committee Interlocks and Insider Participation

     During 2006 the Compensation Committee of the Company initially consisted of Messrs. Trevino, as Chairman, Arnold, Hillard, Mills and Smith. Mr. Hillard did not stand for re-election in April 2006. Subsequent to April the Committee consisted of the remaining four directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and the Board has determined that each member of the Compensation Committee qualifies as “independent” under NASDAQ listing standards.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of three or more non-employee directors all of whom have been determined by the Board to qualify as independent directors under the Sarbanes-Oxley Act, related SEC Rules and NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is evaluated annually to ensure compliance with SEC rules and regulations and NASDAQ listing standards and was last revised on March 21, 2006 to clarify certain language appearing in the Charter. A copy of the Audit Committee’s Charter is available on the Company’s website at www.bankozarks.com.

     The Audit Committee oversees the Company’s auditing, accounting and financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, this committee, among other things, reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters required to be discussed by Statement on Auditing Standards No. 61 as amended (Communication with Audit Committees). In addition the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed their independence from the Company and its management. The Audit Committee also considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditors’ independence, and has concluded that such provision is compatible with the auditors’ independence.

     The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2006.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
of the Board of Directors

Henry Mariani, Chairman
Ian Arnof
Richard Cisne
R. L. Qualls

CERTAIN TRANSACTIONS

     The Company, through its bank subsidiary, has had, in the ordinary course of business, banking transactions with certain of its officers, directors and director nominees and with certain officers, directors and director nominees of the bank subsidiary. All loan transactions with such officers, directors and director nominees, and their related and affiliated parties, have been in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other loan customers of the Company, and have not included more than the normal risk of collectibility associated with the Company’s other banking transactions or other unfavorable features.

     Director Robert East is the managing partner of Advanced Cabling Systems LLC, a corporation that has performed wiring and cabling installation for some of the Company’s facilities. The Company paid Advanced Cabling Systems LLC $4,218 in 2006 and $4,754 in 2005 for such installation work.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Securities Exchange Act of 1934, the Company’s executive officers and directors are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this proxy statement any failure to file by these dates during the preceding year. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the preceding year its directors and executive officers have complied with all applicable filing requirements, except for a Form 4 due November 7, 2005 for Robert East for a gift of 500 shares that was reported on January 26, 2006 and an option exercise by Steven Arnold for 2,000 shares and sale of those shares on February 7, 2006 that was reported on February 15, 2006.

AUDIT FEES; AUDITORS TO BE PRESENT

     Crowe Chizek and Company LLC served as the Company’s independent auditors for the year ended December 31, 2006. Ernst & Young LLP served as the Company’s independent auditors for the year ended December 31, 2005. Representatives of Crowe Chizek and Company LLC will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Fees incurred for services provided by the Company’s independent auditors for these periods were:

	2006	2005
Audit Fees	$286,500	$270,000
Audit-Related Fees	-	-
Tax Service Fees	-	-
	$286,500	$270,000

     Audit fees include the audit of the Company’s consolidated financial statements, review of the Company’s quarterly reports on Form 10-Q and the audit of the Company’s employee benefit plan totaling $196,500 for 2006 and $175,000 for 2005. Such fees also include the audit of the Company’s internal controls over financial reporting totaling $90,000 for 2006 and $95,000 for 2005. Tax return services are provided by another accounting firm.

     The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent auditors. The policy requires that all audit services and audit-related services to be performed by the independent auditors be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s independent auditors may be waived if the aggregate amount of all such non-audit services provided by the independent auditors is less than five percent of the total amount of revenues paid by the Company to the independent auditors during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee.

STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the 2008 Annual Meeting should be directed to the Corporate Secretary of the Company, and must be received by the Company on or before December 18, 2007 in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule).

     Additionally the Company’s bylaws contain an advance notice provision which provides that a matter may not be brought before the Company’s annual meeting by a stockholder unless the proposal (the “Proposal”) is delivered in writing to the Corporate Secretary of the Company no later than 30 days prior to the Company’s fiscal year end. Accordingly, if any stockholder of the Company desires to submit a Proposal for consideration to be brought before the Company’s 2008 Annual Meeting, the stockholder must deliver written notice of the Proposal to the Corporate Secretary of the Company no later than December 1, 2007.

ADDITIONAL INFORMATION AVAILABLE

     Upon written request the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the United States Securities and Exchange Commission, including the related financial statements. The written request should be sent to the Corporate Secretary, Bank of the Ozarks, Inc., P.O. Box 8811, Little Rock, Arkansas 72231-8811.

OTHER MATTERS

     The Company does not presently know of any business other than that described above to be presented to the stockholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies. The materials referred to in this proxy statement under the captions “Company Performance,” “Report of the Personnel and Compensation Committee on Executive Compensation” and “Report of the Audit Committee” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

George Gleason
Chairman of the Board of Directors and
Chief Executive Officer

March 9, 2007

APPENDIX A

BANK OF THE OZARKS, INC.
STOCK OPTION PLAN
As Approved and Amended by Stockholders
On April 17, 2001

1. Purpose. The purpose of the Stock Option Plan is to attract and retain the best available talent and encourage the highest level of performance by executive officers and key employees of Bank of the Ozarks, Inc. (the “Company”) and its Subsidiaries (as defined) and to provide them with incentives to put forth maximum efforts for the success of the Company’s business and to serve the best interests of the Company’s stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

2. Definitions. The following capitalized terms, when used in the Plan, will have the following meanings:

     (a) “Act” means the Securities Exchange Act of 1934, as in effect from time to time.

     (b) “Board” means the Board of Directors of the Company.

     (c) “Code” means the Internal Revenue Code of 1986, as in effect from time to time.

     (d) “Common Stock” means the common stock, par value $.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph 6.

     (e) “Compensation Committee” means the Compensation Committee which is a committee of the Board whose members are appointed by the Board from time to time. All of the members of the Compensation committee, which may not be less than two, are intended at all times to qualify as “outside directors” within the meaning of Section 162(m) of the Code and as “Non-Employee Directors” within the meaning of Rule 16b-3; provided, however, that the failure of a member of such committee to so qualify shall not be deemed to invalidate any Stock Option granted by such committee.

     (f) “Date of Grant” means the date specified by the Compensation Committee or the Board, as applicable, on which a grant of Stock Options will become effective (which date will not be earlier than the date on which such committee or the Board takes action with respect thereto).

     (g) “Market Value per Share” means the fair market value per share of the Common Stock on the Date of Grant determined on the basis of the average of the highest asked price and the lowest reported bid price reported on The Nasdaq Stock Market Inc’s. National Market; provided, however, that for purposes of any options granted on the effective date of the Company’s initial public offering, Market Value Per Share shall mean the initial public offering price of the shares sold by the Company on such date.

     (h) “Option Price” means the purchase price per share payable upon exercise of a Stock Option.

     (i) “Participant” means a person who is selected by the Compensation Committee or the Board, as applicable, to receive Stock Options under Paragraph 5 of the Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary.

     (j) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

     (k) “Stock Option” means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5.

     (l) “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

3. Shares Available Under Plan. The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 1,540,000 shares (adjusted to give effect to each of two 2-for-1 stock splits, effected by issuing one share of common stock for each share outstanding, on June 17, 2002 and December 10, 2003), subject to adjustment as provided in this Paragraph 3.

     (a) Any shares of Common Stock which are subject to Stock Options that are terminated unexercised, forfeited or surrendered or that expire for any reason will again be available for issuance under the Plan.

     (b) The shares available for issuance under the Plan also will be subject to adjustment as provided in Paragraph 6.

4. Individual Limitation on Stock Options. The maximum aggregate number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year will not exceed 140,000 shares (adjusted to give effect to each of two 2-for-1 stock splits, effected by issuing one share of common stock for each share outstanding, on June 17, 2002 and December 10, 2003).

5. Grants of Stock Options. The Compensation Committee or the Board may from time to time authorize grants to any Participant of Stock Options upon such terms and conditions as such committee or the Board, as applicable, may determine in accordance with the provisions set forth below.

     (a) Each grant will specify the number of shares of Common Stock to which it pertains.

     (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

     (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Compensation Committee or Board, as applicable, for less than six months) having an aggregate fair market value per share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Compensation Committee or the Board, as applicable, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate fair market value per share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

     (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

     (e) Each grant will specify the required period or periods (if any) of continuous service by the Participant with the Company or any Subsidiary and/or any other conditions to be satisfied before the Stock Options or installments thereof will vest and become exercisable, and any grant may provide, for the earlier exercise of the Stock Options in the event of a change in control of the Company (as defined in the stock option agreement evidencing such grant or in any agreement referred to in such stock option agreement) or upon the occurrence of any other transaction or event deemed appropriate by the Compensation Committee.

     (f) Each Stock Option granted pursuant to this Paragraph 5 may be made subject to such transfer restrictions as the Compensation Committee or the Board, as applicable, may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

     (g) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Compensation Committee or the Board, as applicable,) and delivered to the Participant and containing such further terms and provisions, consistent with the Plan, as such committee or the Board, as applicable may approve.

6. Adjustments. Each grant will provide for such adjustments in the maximum number of shares specified in Paragraph 3 and Paragraph 4, in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to any such Stock Options, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

7. Withholding of Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any benefit realized by a Participant under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Compensation Committee or the Board, as applicable, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant on exercise of the Stock Option.

8. Administration of the Plan.

     (a) The Plan will be administered by the Compensation Committee and the Board.

     (b) Each of the Compensation Committee and the Board has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of a Stock Option. The interpretation and construction by the Compensation Committee or the Board, as applicable, of any such provision and any determination by the Compensation Committee or the Board, as applicable, pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Compensation Committee will be liable for any such action or determination made in good faith.

     (c) Notwithstanding any provision of the Plan to the contrary, the Compensation Committee will have the exclusive authority and discretion to administer or otherwise take any action required or permitted to be taken under the provisions of Paragraph 6, 8(a), 8(b), 9(a) and 9(b) hereof with respect to Stock Options granted under the Plan that are intended to comply with the requirements of Section 162(m) of the Code.

9. Amendments, Etc.

     (a) The Compensation Committee or the Board, as applicable, may without the consent of the Participant, amend any agreement evidencing a Stock Option granted under the Plan, or otherwise take action, to accelerate the time or times at which the Stock Option may be exercised, to extend the expiration date of the Stock Option, to waive any other condition or restriction applicable to such Stock Option or to the exercise of such Stock Option, to reduce the exercise price of such Stock Option, to amend the definition of a change in control of the Company (if such a definition is contained in such agreement) to expand the events that would result in a change in control of the Company and to add a change in control provision to such agreement (if such provision is not contained in such agreement) and may amend any such agreement in any other respect with the consent of the Participant.

     (b) The Plan may be amended from time to time by the Board or any duly authorized committee thereof. If required by any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., The Nasdaq, Inc’s. National Market (or any other stock exchange upon which the Common Stock is listed for trading), or any other governmental or quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan (collectively the “Legal Requirements”), any such amendment will also be submitted to and approved by the requisite vote of the stockholders of the Company. If any Legal Requirement requires the Plan to be amended, or in the event Rule 16b-3 is amended or supplemented (e.g., by addition of alternative rules) or any of the rules under Section 16 of the Act are amended or supplemented, in either event to permit the Company to remove or lessen any restrictions on or with respect to Stock Options, the Board and the Compensation Committee each reserves the right to amend the Plan to the extent of any such requirement, amendment or supplement, and all Stock Options then outstanding will be subject to such amendment.

     (c) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Stock Option.

     (d) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate a Participant’s employment or other service at any time.

10. Condition to Effectiveness of Plan. This Plan shall be effective upon the effective date of the Company’s initial public offering.

APPENDIX B

AMENDMENT TO
BANK OF THE OZARKS, INC.
STOCK OPTION PLAN

     THIS AMENDMENT (the “Amendment”) amends and modifies the Bank of the Ozarks, Inc. Stock Option Plan as amended by the Board of Directors of Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”), on April 17, 2001, (the “Plan”). Any capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

     WHEREAS, the Board of Directors of the Company, on February 20, 2007, ratified and approved the Personnel and Compensation Committee’s recommendation to Amend the Plan subject to approval by the stockholders of the Company;

     WHEREAS, this Amendment was presented to and approved by the stockholders of the Company at the Annual Meeting of Stockholders held on April, 17, 2007;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     1. Amendment. The first sentence of Paragraph 3 of the Plan, which was amended April 17, 2001 and currently reads as:

“The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 1,540,000 shares (adjusted to give effect to each of two 2-for-1 stock splits, effected by issuing one share of common stock for each share outstanding, on June 17, 2002 and December 10, 2003), subject to adjustment as provided in this Paragraph 3.”

is hereby amended by deleting the sentence in its entirety and replacing it with the following:

“The shares of Common Stock which may be issued under the Plan will not exceed in the aggregate 2,290,000 shares, subject to adjustment as provided in this Paragraph 3.”

     2. No Other Modifications. Except as expressly modified by this Amendment, all other terms and conditions of the Plan (including all provisions of Paragraph 3 other than the first sentence) shall remain unchanged and in full force and effect.

     3. Effective Date. The effective date of this Amendment shall be April 17, 2007 subject to approval by the stockholders of the Company on such date.

  12615 CHENAL PARKWAY
  P.O. BOX 8811
  LITTLE ROCK, AR 72231-8811

VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bank of the Ozarks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BANKZ1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BANK OF THE OZARKS, INC.

Vote on Directors
1.	TO ELECT FOURTEEN DIRECTORS:
01) George Gleason 02) Mark Ross 03) Jean Arehart 04) Ian Arnof 05) Steven Arnold 06) Richard Cisne 07) Robert East	08) Linda Gleason 09) Henry Mariani 10) James Matthews 11) John Mills 12) R. L. Qualls 13) Kennith Smith 14) Robert Trevino				For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals									For	Against	Abstain

2.	TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHlZEK AND COMPANY LLC AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.								☐	☐	☐

3.	TO APPROVE AN AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN WHICH WOULD INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 750,000 SHARES.								☐	☐	☐

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name(s) appear(s) below. If stock is in the names of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

BANK OF THE OZARKS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS APRIL 17, 2007

     The undersigned stockholder(s) of Bank of the Ozarks, Inc. (the “Company”) hereby appoint(s) George Gleason and Mark Ross, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side of this card, at the 2007 Annual Meeting of Stockholders to be held at the Company’s office, 12615 Chenal Parkway, Little Rock, AR 72211, on Tuesday, April 17, 2007 at 1:00 p.m., local time, and at any adjournments or postponements thereof, for the transaction of the business noted on the reverse side of this card.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THlS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN PROPOSAL 1, TO RATIFY THE AUDIT COMMITTEE’S SELECTION AND APPOINTMENT OF THE ACCOUNTING FIRM OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT AUDITORS IN PROPOSAL 2 AND TO APPROVE AN AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES BY 750,000 SHARES IN PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN THlS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)